Exhibit 5.1

November 8, 2024

TechPrecision Corporation

1 Bella Drive

Westminster, Massachusetts 01473

RE: TechPrecision Corporation, a Delaware corporation

Amendment No. 1 to Form S-1 Registration Statement (File No. 333-279091)

Ladies and Gentlemen:

We have acted as special counsel to TechPrecision Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (File No. 333-279091) filed by the Company with the Securities and Exchange Commission (“SEC”) (as amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of the offer and sale from time to time by the selling securityholders described in the Registration Statement under “Selling Securityholders” (the “Selling Securityholders”) of (i) up to 986,100 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), consisting of (a) 320,000 Shares that were issued pursuant to Section 7.02 of that certain Stock Purchase Agreement, dated November 22, 2023 (the “SPA”), between the Company and the Selling Securityholder following the Selling Securityholder’s termination of the SPA under Section 7.01(f) thereof, and (b) 666,100 Shares issued to certain investors (the “Purchasers”) in a private placement pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated July 3, 2024, between the Company and the Purchasers; (iii) the warrants (the “Purchaser Warrants”) to purchase up to 666,100 shares of the Company’s common stock at an exercise price of $3.45 per share issued to the Purchasers pursuant to the Purchase Agreement; (iv) up to 666,100 shares (the “Purchaser Warrant Shares”) of the Company’s common stock issuable upon the exercise of the Purchaser Warrants; and (v) up to 19,983 shares (together with the Purchaser Warrant Shares, the “Warrant Shares”) of our common stock issuable upon the exercise of warrants (the “Placement Agent Warrants” and together with the Purchaser Warrants, the “Warrants”) issued to Wellington Shields & Co. LLC as placement agent (the “Placement Agent”) pursuant to the Placement Agent Agreement (the “Placement Agent Agreement”) dated July 3, 2024 between the Company and the Placement Agent. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)               the Registration Statement, including the exhibits being filed therewith;

(b)               the SPA, including the representations and warranties of the parties contained therein;

(c)               the Purchase Agreement, including the representations and warranties of the parties contained therein;

(d)               the Placement Agent Agreement;

(e)              the form of Purchaser Warrant; and

(f)               the form of Placement Agent Warrant.

In addition, we have examined and relied upon the following:

     (i)            (A) true and correct copies of the certificate of incorporation and the bylaws of the Company, each as in effect on the date hereof and as amended, supplemented or modified to date (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing (1) the issuance of the Shares by the Company, (2) the execution, delivery and performance of the SPA and (3) the filing of the Registration Statement by the Company;

     (ii)           originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the law of the State of New York and Delaware General Corporation Law.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)               Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the SPA, the Purchase Agreement and the Placement Agent Agreement, as applicable; (iii) representations made by the Selling Securityholders in the SPA, the Purchase Agreement and the Placement Agent Agreement, as applicable, and (iv) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)              Signatures. The signatures of individuals who have signed the SPA, the Purchase Agreement and the Warrants are genuine and authorized.

(c)               Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)              Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the SPA, the Purchase Agreement and the Placement Agent Agreement are validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company. All parties to the SPA, the Purchase Agreement and the Placement Agent Agreement have the capacity and full power and authority to execute, deliver and perform the SPA, the Purchase Agreement and the Placement Agent Agreement, as applicable, and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who signed the SPA, the Purchase Agreement, the Placement Agent Agreement and the Warrants have the legal capacity to execute such SPA, the Purchase Agreement, Placement Agent Agreement and Warrants, as applicable.

(e)            Authorization, Execution and Delivery of the SPA, the Purchase Agreement, the Placement Agent Agreement and the Warrants. The SPA, the Purchase Agreement, the Placement Agent Agreement and the Warrants and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f)                Government Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Shares, the Warrants and the Warrant Shares by the Company or to the execution and delivery of the SPA, the Purchase Agreement, the Placement Agent Agreement and the Warrants by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company as of the date hereof.

(g)                Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

(h)               No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares and Warrants as contemplated by the Registration Statement, the SPA, the Purchase Agreement and the Placement Agent Agreement. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the SPA, the Purchase Agreement, the Warrants or the Placement Agent Agreement.

Our Opinion

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. the Shares have been validly issued and are fully paid and non-assessable;

2. the Warrants constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York; and

3. the Warrant Shares, when issued upon exercise of the applicable Warrant, upon payment of the applicable exercise price therefor in accordance with the terms thereof, will be validly issued, fully paid and non-assessable

Matters Excluded from Our Opinion

We express no opinion with respect to the following matters:

(a)               Jurisdiction, Venue, etc. The enforceability of any agreement to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York, to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement regarding the choice of law governing the SPA, the Purchase Agreement, the Placement Agent Agreement and the Warrants (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern)).

(b)               Remedies. The enforceability of any provision in any of the SPA, the Purchase Agreement, the Placement Agent Agreement and the Warrants to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinion

The opinions set forth above are subject to the following qualifications and limitations:

(a)               Applicable Law. Our opinion is limited to Applicable Law, and we do not express any opinion concerning any other law.

(b)               Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)               Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

(d)               Unenforceability of Certain Provisions. Provisions contained in the SPA, the Purchase Agreement, the Placement Agent Agreement or the Warrants that require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render any of the Shares, the Warrants, the Warrants Shares, the SPA, the Purchase Agreement or the Placement Agent Agreement invalid as a whole.

(e)                Choice of New York Law and Forum. To the extent that any of our opinions relate to the enforceability of the choice of New York law or any choice of New York forum provisions of any of the SPA, the Purchase Agreement, the Placement Agent Agreement or the Warrants, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 and N.Y. CPLR 327(b) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the SPA, the Purchase Agreement, the Placement Agent Agreement or the Warrants.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP
McGuireWoods LLP

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